UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 1, 2008

Whitehall Jewelers Holdings, Inc.
(Exact Name of Registrant as Specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52123 (Commission File Number)	20-4864126 (I.R.S. Employer Identification No.)
125 South Wacker Dr., Suite 2600 Chicago IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant's Telephone number, Including Area Code: (312) 782-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01. Changes in Registrant’s Certifying Accountant

Signatures

Table of Contents

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)     Resignation of independent registered public accounting firm

On August 1, 2008, Grant Thornton LLP ("Grant Thornton"), which had served as Whitehall Jewelers Holdings, Inc.’s (the “Company”) independent registered public accounting firm, resigned.

The reports of Grant Thornton on the consolidated financial statements of the Company as of and for the years ended February 2, 2008 and January 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years, as well as the subsequent interim period through August 1, 2008, (a) there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its report; and (b) no reportable events as set forth in Item 304(a)(1)(iv)(A) through (E) of Regulation S-K have occurred.

The Company has provided Grant Thornton with a copy of the disclosures in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and has requested that Grant Thornton furnish it with a letter addressed to the SEC stating whether Grant Thornton agrees with the above statements and if not, stating the respects in which it does not agree.

A copy of such letter from Grant Thornton shall be filed with the SEC as an amendment to this current report, Exhibit 16, on Form 8-K/A, within two business days of receipt but no later than ten business after the filing of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WHITEHALL JEWELERS HOLDINGS,
INC.

Date: September 25, 2008                               By:      /s/ Robert B. Nachwalter

Robert B. Nachwalter

Senior Vice President and

General Counsel